As filed with the Securities and Exchange Commission on November 14, 2001

                                  Registration
                                    No. 333-
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         WESTERN MEDIA GROUP CORPORATION
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Minnesota                                                       41-1311718
--------------------------------------------------------------------------------
(State or Other                                              (I.R.S. Employer
Jurisdiction of                                             Identification No.)



                     69 Mall Drive, Commack, New York 11725
              -----------------------------------------------------
               Address of Principal Executive Offices) (Zip Code)


                                  917-626-6516
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

    7,420,000 Shares of Common Stock Issuable Under Consulting Agreements and
                    Options Which May be Granted Thereunder
        ----------------------------------------------------------------


                            Munish K. Rametra, Esq.,
                         Western Media Group Corporation
                     69 Mall Drive, Commack, New York 11725
                                 (917) 626-6516
                 -----------------------------------------------
                      (Name, address and telephone number,
                        including area code of agent for
                               service of process)

                                    Copy to:

                             Darren L. Ofsink, Esq.
                          Guzov, Steckman & Ofsink, LLC
                         600 Madison Avenue, 22nd Floor
                            New York, New York 10022
                                 (212) 371-8008




                         CALCULATION OF REGISTRATION FEE



Title of each                            Proposed maximum    Proposed maximum     Amount of
class of securities    Amount to be      offering price      aggregate offering   registration
to be registered       registered (1)    per share (4)       price (4)            fee (6)
-----------------------------------------------------------------------------------------------

Common Stock, $.001    2,640,000 (2)        $ .02              $52,800             $  13.20
par value

Common Stock, $.001    1,380,000 (3)        $ .05              $69,000             $  17.25
par value

Common Stock, $.001    2,200,000  (2)       $ .02              $44,000             $ 11.00
par value

Common Stock, $.001    1,200,000  (3)       $ .05              $60,000             $ 15.00
par value

TOTALS                 7,420,000                                                   $ 56.45
----------------------------------------------------------------------------------------------

(1) This filing registers up to 7,420,000 shares of our common stock, reserved for issuance under consulting agreements, between us and certain individuals. We are also registering additional shares which may be issued if a stock dividend, stock split, recapitalization or other similar event affects our Common Stock.

(2) 1,440,000 shares are issuable to Munish K. Rametra, pursuant to a consulting agreement agreed to when the Common Stock was $.02 per share. Mr. Rametra will also receive an option to purchase 1,200,000 shares of Common Stock. The option has an exercise price of $.02 per share and will vest eight months after the commencement of the consulting agreement. 1,200,000 shares are issuable to James Rose, pursuant to a consulting agreement agreed to when the Common Stock was $.02 per share. Mr. Rose will receive an option to purchase 1,000,000 shares of Common Stock, with an exercise price of $.02 per share. The option will vest eight months after the consulting agreement's effective date.

(3) 1,380,000 shares are issuable to Ray Vuono, pursuant to a consulting agreement agreed to when the Common Stock was $.05 per share. Mr. Vuono will also receive an option to purchase 1,200,000 shares of Common Stock. The option will have an exercise price of $.05 per share and will vest eight months after the commencement of the consulting agreement's effective date.

(4) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act.

(5) We are also registering the same 7,420,000 shares for reoffering by the recipients of our Common Stock under the consulting agreements.

(6) Pursuant to Rule 457(h)(3), no additional fee is required to be paid with respect to the shares offered pursuant to the consulting agreements. These shares shall be offered for resale under the reoffer prospectus in this Registration Statement.

               Approximate Date of Commencement of Proposed Sales
                        Under the Consulting Agreements
 -------------------------------------------------------------------------------
 As soon as practicable after the effective date of this Registration Statement.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The following reoffer prospectus, filed as part of our registration statement, has been prepared in accordance with the requirements of Part I of Form S-3. Pursuant to General Instruction C of Form S-8, it may be used for reofferings and resales of Western Media Group Corporation Common Stock which has been, or which will be issued, or which will be subject to issuance upon the exercise of options to be granted under consulting agreements between us and certain individuals.


                               REOFFER PROSPECTUS

                         WESTERN MEDIA GROUP CORPORATION
                                  69 Mall Drive
                             Commack, New York 11725
                                 (917) 626-6516

                                  THE OFFERING

           This prospectus relates to an aggregate of up to 7,420,000 shares of our $.001 par value Common Stock issued or issuable under consulting agreements between us an certain individuals. This prospectus addresses the reoffer and resale of those shares by the Selling Securityholders, listed on page 11, some of whom may be deemed affiliates, as that term is defined in Rule 405 of the Securities Act of 1933, as amended.

           We will not receive any proceeds from the sale of Common Stock. We will, however, receive funds upon the exercise of options, should they be issued and exercised.

Shares of Common Stock offered
  by Selling Securityholders.....................   Up to 7,420,000

Offering price...................................   The selling securityholders
                                                    may offer the shares for
                                                    sale in the over-the-counter
                                                    market. They may also be
                                                    offered at prices and at
                                                    terms then prevailing or at
                                                    prices related to the then
                                                    current market price. They
                                                    may also be offered in
                                                    privately negotiated
                                                    transactions. On November 7,
                                                    2001, the closing sales
                                                    price of our Common Stock on
                                                    the over-the-counter
                                                    Bulletin Board was $.15.

Over-the-counter Bulletin Board Symbol............. Our Common Stock trades on the over-the- counter
                                                    Bulletin Board under the
                                                    symbol "WMGC."

PURCHASE OF THESE SECURITIES INVOLVES MATERIAL RISKS. SEE "RISK FACTORS" SET FORTH ON PAGE 6.

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is November 14, 2001

                                TABLE OF CONTENTS

Prospectus Summary.............................................................4

The Company....................................................................4

Incorporation of Certain Documents by Reference................................5

Risk Factors...................................................................6

     WE HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR CURRENT
     PROSPECTS.................................................................6

     WE MAY HAVE OUTSTANDING LIABILITIES ABOUT WHICH OUR PRESENT MANAGEMENT IS
     UNAWARE...................................................................6

     SUCCESS OF OUR BUSINESS PLAN DEPENDS IN LARGE PART UPON THE CONSUMMATION OF
     ACQUISITIONS..............................................................6

     WE MAY BE SUBJECT TO UNCERTAINTY IN THE COMPETITIVE ENVIRONMENT OF
     ACQUISITION TARGETS.......................................................7

     WE HAVE LIMITED RESOURCES AND ONLY ONE PRESENT SOURCE OF LIMITED
     REVENUES..................................................................7

     OUR AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31,
     2000 CONTAIN "GOING CONCERN" LANGUAGE.....................................7

     WE MAY NEED ADDITIONAL FINANCING IN ORDER TO EXECUTE OUR BUSINESS
     PLAN......................................................................7

     ADDITIONAL FINANCING MAY NOT BE AVAILABLE TO US IF NEEDED.................7

     WE ARE UNABLE TO ASCERTAIN RISKS RELATING TO THE INDUSTRY AND NATURE OF
     UNIDENTIFIED ACQUISITION TARGETS..........................................8

     WE MAY PURSUE A MERGER WITH AN ACQUISITION TARGET OPERATING OUTSIDE THE UNITED STATES: SPECIAL ADDITIONAL RISKS RELATING TO DOING BUSINESS IN A
     FOREIGN COUNTRY...........................................................8

     REGULATORY AND STATUTORY OBSTACLES MAY HINDER OUR ATTRACTIVENESS TO ACQUISITION CANDIDATES THE UNCERTAIN STRUCTURE OF ACQUISITIONS MAY RESULT
     IN RISKS RELATING TO THE MARKET FOR OUR COMMON STOCK......................8

     TAXATION CONSIDERATIONS MAY IMPACT THE STRUCTURE OF AN ACQUISITION AND
     POST-ACQUISITION LIABILITIES..............................................8

     WE CURRENTLY DEPEND UPON A SINGLE DIRECTOR AND TWO EXECUTIVE
     OFFICERS..................................................................9

     OUR TWO EXECUTIVE OFFICERS AND DIRECTOR HAVE LIMITED EXPERIENCE...........9

     ONE STOCKHOLDER CURRENTLY OWNS A MAJORITY OF OUR COMMON STOCK.............9

     WE DO NOT EXPECT TO PAY CASH DIVIDENDS....................................9

     LISTING ON OTC BULLETIN BOARD; LIMITED TRADING MARKET.....................9

     THERE EXIST RISKS TO STOCKHOLDERS RELATING TO DILUTION: AUTHORIZATION OF ADDITIONAL SECURITIES AND REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING
     AN ACQUISITION............................................................9

     WE ARE AUTHORIZED TO ISSUE FIVE MILLION SHARES OF AN "UNDESIGNATED" CLASS
     OF STOCK.................................................................10

Use of Proceeds...............................................................10

Determination of Offering Price...............................................10

Dilution......................................................................10

Selling Securityholders.......................................................11

Plan of Distribution..........................................................12

Description of Securities to be Registered....................................12

Legal Matters.................................................................12

Experts.......................................................................12

THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT WESTERN MEDIA GROUP CORPORATION THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. YOU MAY REQUEST A COPY OF ALL DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS BY WRITING OR TELEPHONING US AT THE FOLLOWING
ADDRESS: WESTERN MEDIA GROUP CORPORATION, ATTENTION: MUNISH RAMETRA, ESQ., 69 MALL DRIVE, COMMACK, NEW YORK 11725, 917-626-6516. COPIES OF ALL DOCUMENTS REQUESTED WILL BE PROVIDED WITHOUT CHARGE (NOT INCLUDING THE EXHIBITS TO THOSE DOCUMENTS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THOSE DOCUMENTS OR THIS PROSPECTUS).

                               PROSPECTUS SUMMARY

           The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. It is also qualified by the more detailed information appearing in the documents and information incorporated herein by reference. This prospectus contains forward-looking statements which involved risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. Some of the factors which could cause such variance are set forth under "Risk Factors" in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. In this prospectus, references to the "Company," "Western Media," "we," "our" and "us" refer to Western Media Group Corporation.

                                   THE COMPANY

           Western Media is a Minnesota company. In the past, it has operated in different businesses. Those business were liquidated by 1992, leaving us with no operating businesses. Recently, we have begun to seek to acquire privately held operating businesses in exchange for our Common Stock. Given general economic conditions and shortages of available capital, we believe there are numerous entities seeking the benefits of being a public corporation. Such perceived benefits include: facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business and creating a means for providing incentive stock options or similar benefits to key employees.

           In October, 2000, we acquired 100% of K-Rad Konsulting, LLC, which became our wholly owned subsidiary. K-Rad is in the business of providing computer network and software system consulting, installation and maintenance services. K-Rad began doing business in February, 2000 and, to date, has had limited revenues.

           Other than the K-Rad acquisition, our activities have been limited to maintaining the corporation and seeking potential acquisition candidates. We have entered into letters of intent with two other acquisition candidates:
WhyldWeb Productions, Inc. and Med-Link USA, Inc. Notwithstanding our letters of intent, there is no guarantee these acquisitions will be consummated.

           WhyldWeb is a holding company for three other companies. Together, these companies offer information technology solutions to small and medium sized businesses, including, but not limited to technology consulting services, development and licensing of Internet applications, custom programming, Internet marketing strategies and software and electronic components. While our sole Director and President has experience in the businesses of computer network and software systems consulting, installation and maintenance, he does not have extensive experiences in all the areas in which WhyldWeb operates. Therefore, we will be dependent upon WhyldWeb's management. As proposed, when our acquisition of WhyldWeb is complete, its management will assume management of Western Media. At that time, it will appoint its own designees to our Board of Directors.

           Med-Link provides a full service communication network to physicians, hospitals and labs, including a Virtual Private Network, Voice-mail and Answering Service. The Virtual Private Network is an Internet based application that allows physicians, from any location with a computer and Internet service, to obtain information, from other physicians, hospitals and laboratories, concerning their patients. This allows a better flow of information between the relevant components of the health system and, importantly, faster reaction times for patient care. Med-Link's voice-mail system allows patients multiple options, including call forwarding, forwarding to an operator at a call center or simply leaving their physician a message. Med- Link's answering service offers a messaging center with trained and medically knowledgeable personnel. These persons are able to locate physicians using e-mail, fax, alpha paging or telephone. Med-Link's services utilize fiber optic communication technologies offered by Cablevision Lightpath.

           We may pursue additional acquisition targets in the future. Potential acquisition targets may exist in many different industries and companies may be at various stages of development. These factors may make comparative analysis of acquisition targets difficult. We also have insufficient capital with which to provide the owners of acquisition targets significant cash or other assets. We believe, however, that we will be able to offer acquisition target owners an opportunity to acquire an ownership interest in a public company at substantially lower cost than a initial public offering. We have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of an acquisition target. It is impossible to predict the business prospects for the businesses in which we might choose to become engaged. Such business may need to seek additional capital, may desire to have their shares publicly traded, or may seek other perceived advantages which we may offer.

           This registration statement registers up to 7,420,000 shares. While certain consultants and officers will be entitled, in aggregate, to 4,020,000 shares of Western Media Common Stock, these shares will not all be issued at once. Seventy five percent of these shares will be issued to these individuals upon approval of their compensation agreements by Western Media's Board of Directors and the filing of this registration statement. Eight months after the commencement of the term of their consulting agreements, they will receive the additional twenty five percent of these shares, along with options to purchase additional shares, unless their agreements are terminated, by Western Media, prior to that date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           This prospectus is part of a registration statement on Form S-8 that we filed with the SEC in accordance with the requirements of Part I of Form S-3 and General Instruction C of the Instructions to Form S-8. The SEC allows this filing to "incorporate by reference" information we previously filed. This means we can disclose important information to you by referring you to other documents filed with the SEC. Information incorporated by reference is considered part of this prospectus. Information we file later will automatically update and (may) supercede this information. For further information about Western Media Group Corporation and the securities being offered, refer to the registration statement and following documents incorporated by reference:

     . Our annual report on Form 10-KSB for the fiscal year ended December 31, 2000;

     . Our quarterly report on Form 10-QSB for the period ended June 30, 2001.

     . Our quarterly report on Form 10-QSB for the period ended March 31, 2001.

     . Our quarterly report on Form 10-QSB for the period ended September 30, 2001.

     . All documents that we file pursuant to Section 15(d) of the Exchange Act after the date of this prospectus, and prior to the filing of a post-effective amendment that indicate all securities offered hereby have been sold, or that deregisters all securities then remaining unsold.

           We will provide, without charge, to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any and all of the information that has been incorporated by reference into the registration statement (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates). Written or oral requests for such information should be directed to: Munish K. Rametra, Esq., 69 Mall Drive, Commack, New York 11725, 917-626-6516.

           We have not authorized any person to give any information or to make any representations in connection with the sale of the shares by the Selling Securityholders other than those in this prospectus. You should not rely on any information or representations in connection with such sales other than the information or representations in this prospectus. You should not assume that there has been no change in our affairs since the date of this prospectus or that the information in this prospectus is correct as of any time after its date. This prospectus is not an offer to sell or a solicitation of an offer to buy shares, in any state, or under any circumstances in which such an offer or solicitation is unlawful.

           Western Media Group Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file annual, quarterly and special reports. We are not required to file proxy statements. You may inspect and copy any document we file at the SEC's public rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. You may also purchase copies of our filings by writing to the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the SEC'sPublic Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC's website at http://www.sec.gov.

                                  RISK FACTORS

RISK FACTORS

           In addition to other information in this prospectus, the following should be carefully considered in evaluating Western Media Group Corporation and its business, before purchasing the Common Stock offered herein. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties presently unknown to us may impair our operations. Any of the following risks could materially and adversely affect our business, our financial condition or the results of our operations.

WE HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR CURRENT PROSPECTS

           We were incorporated in July, 1977. The businesses we previously operated were liquidated in the late 1980s and early 1990s. We became a corporate shell in 1991 and remained a corporate shell through October 31, 2000. On October 31, we acquired K-Rad Consulting, LLC. K- Rad is in the business of providing computer network and software system consulting, installation and maintenance services. K-Rad began doing business in February, 2000 and, to date, has had limited revenues. Other than the acquisition of K-Rad, our activities have been very limited. Essentially, we have been maintaining the corporation and seeking potential acquisition candidates.

WE MAY HAVE OUTSTANDING LIABILITIES ABOUT WHICH OUR PRESENT MANAGEMENT IS
UNAWARE

           Until 1991, we operated in several business lines through at least five different subsidiaries. Our records are not complete with respect to all transactions between 1977 and 1991, and very few corporate records exist for the period 1992 through 1999. We understand that during the period 1992 - October, 2000, the company was dormant and did not engage in any business activity. While we do not believe any material liabilities exist, it is possible such liabilities do exist. For example, there may be presently unknown obligations by us to pay monies, issue stock or perform specific actions under a contract. While we do not believe any such liabilities exist, the incomplete record of transactions makes assurance that none exist impossible.

SUCCESS OF OUR BUSINESS PLAN DEPENDS IN LARGE PART UPON THE CONSUMMATION OF ACQUISITIONS

           The success of our proposed plan of operation will depend, to a great extent, on locating and consummating acquisitions. In these transactions, we intend to exchange our Common Stock for all or part of the stock of a privately held company or companies. These companies will become our wholly owned subsidiary (or subsidiaries). After we have completed an acquisition, our success will depend on a number of factors, particularly, the operations, financial condition, and management of the acquired entity or entities. Our management intends to seek companies with established operating histories. We cannot assure we will successfully locate candidates with an established operating history. In addition, if we complete an acquisition, our success will largely depend on the skills of our acquired entity's management.

           We have entered into letters of intent with two acquisition targets, WhyldWeb Productions, Inc. and Med-Link USA, Inc. Notwithstanding our letters of intent, there is no guarantee these acquisitions will be consummated.

           WhyldWeb is a holding company for three other companies. Together, they offer information technology solutions to small and medium sized businesses, including, but not limited to technology consulting services, development and licensing of Internet applications, custom programming, Internet marketing strategies and software and electronic components. While our sole Director and President has experience in the businesses of computer network and software systems consulting, and installation and maintenance, he does not have extensive experiences in all the areas in which WhyldWeb operates. Therefore, we will be dependent upon WhyldWeb's management. As proposed, when our acquisition of WhyldWeb is complete, its management will assume management of Western Media. At that time, it will appoint its own designees to our Board of Directors.

           Med-Link provides a full service communication network to physicians, hospitals and labs including a Virtual Private Network, Voice-mail and Answering Service. The Virtual Private Network is an Internet based application that allows physicians, from any location with a computer and Internet service, to obtain information, from other physicians, hospitals and labs concerning their patients. This allows a better flow of information between the relevant components of the health system and, importantly, faster reaction times for patient care. Med- Link's voice-mail system allows patients multiple options, including call forwarding, forwarding to an operator at a call center or simply leaving their physician a message. Med-Link's answering service offers a messaging center with trained and medically knowledgeable personnel. These persons are able to locate physicians using e-mail, fax, alpha paging or telephone. Med- Link's services utilize fiber optic communication technologies offered by Cablevision Lightpath.

           Neither our sole Director and President, nor any of WhyldWeb's current management, has relevant experience servicing the medical industry. We will be dependent on the skill of Med- Link's management for our business success. As proposed, Med-Link would be entitled to appoint members to our Board of Directors.

WE MAY BE SUBJECT TO UNCERTAINTY IN THE COMPETITIVE ENVIRONMENT OF ACQUISITION TARGETS

           If we succeed in making acquisitions, we will probably become subject to intense competition in the business areas of our acquired companies. Many industries have experienced rapid growth and have frequently attracted competitors with substantial resources. In many cases, competitors seeking to enter a particular segment of the market may have even greater financial, marketing, technical, human and other resource capabilities than initial industry participants. There can be no assurance that after an acquisition, we will have the resources to compete effectively in the acquired company's industry. This would be especially true if the acquired company were involved in a high-growth industry, such as WhyldWeb's Internet and computer based businesses.

WE HAVE LIMITED RESOURCES AND ONLY ONE PRESENT SOURCE OF LIMITED REVENUES

           We have limited resources. At the present time, our only source of revenues is K-Rad. We do not expect to earn any significant revenues until, at the earliest, the acquisition of one or more companies. Moreover, there can be no assurance that even if we are successful in acquiring a company, that material revenues from its operations will result. There is no assurance, moreover, that such company will be able to operate on a profitable basis. We intend to avoid becoming an "Investment Company," under the Investment Company Act of 1940. Therefore, we intend to only invest in a manner which will not trigger Investment Company status. There can be no assurance that determinations we will ultimately make will allow us to avoid Investment Company status.

OUR AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 CONTAIN "GOING CONCERN" LANGUAGE

           Our independent auditor prepared a report for our financial statements for the year ended December 31, 2000. The report states we have been dependent upon the support of certain stockholders for the maintenance of our corporate status and that these stockholders have provided all our working capital. The independent auditor's report, therefore, concluded that if K-Rad were not profitable and certain stockholders did not fund our necessary expenses, we might not be able to continue as a going concern. A "going-concern" opinion indicates that the financial statements are prepared assuming the business will continue as a going-concern. Management is addressing the going concern opinion with its business plan to seek profitable acquisition targets.

WE MAY NEED ADDITIONAL FINANCING IN ORDER TO EXECUTE OUR BUSINESS PLAN

           We have had limited revenues to date. We will be entirely dependent on our limited financial resources to implement our business objectives. While we have executed two letters of intent, for two acquisitions, we will be paying for these acquisitions with our Common Stock. There can be no guarantee that these acquisitions will close. Moreover, there can be no assurance that other potential acquisition candidates will not require our payment, in cash. We cannot, therefore, ascertain, with any certainty, what will be the precise capital requirements for successful execution of our business plan. If our limited resources prove insufficient to implement our plan, due, for example, to the size of the acquisition, we may have to seek additional financing. And even if we are successful in completing an acquisition, we may require additional financing for operations or our business growth.

ADDITIONAL FINANCING MAY NOT BE AVAILABLE TO US IF NEEDED

           There can be no assurance additional financing, if needed, will be available on acceptable terms. It may not be available at all. If additional financing is necessary, but unavailable when needed, we may be have to abandon certain of our plans. Any failure to secure necessary, additional financing would have a material adverse effect on continued development and/or growth of our businesses.

           There are no current limitations on our ability to borrow funds to increase our capital to effect acquisition(s). However, our limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of our borrowings will depend on, among other things, our capital requirements, perceived ability to meet debt service on borrowings and prevailing financial market and economic conditions. There can be no assurance that debt financing, if sought, would be available on commercially acceptable terms, given the best interests of our business. Our inability to borrow funds to acquire companies or to generate funds for our businesses could have a material, adverse effect on our financial condition and future prospects. Even if debt financing is ultimately available, borrowings may subject us to risks associated with indebtedness. These risks would include, among other things, interest rate fluctuations and insufficiency of cash flow to pay principal and interest. If these risks were realized, they could lead to a default. Moreover, if a company we acquired already had borrowings, we might become liable for them.


WE ARE UNABLE TO ASCERTAIN RISKS RELATING TO THE INDUSTRY AND NATURE OF UNIDENTIFIED ACQUISITION TARGETS

           There is no guarantee either of the companies with which we have signed letters of intent will ultimately be acquired. While we expect to consider other potential acquisitions in the future, we cannot, at this point, evaluate the merits or risks of future acquisitions. We can neither predict the industry in which an acquisition candidate might operate or risks of particular companies. Although we will try to carefully evaluate risks inherent in a particular company or industry, there can be no assurance we will properly ascertain or assess all such risks.

WE MAY PURSUE AN ACQUISITION WITH AN ACQUISITION TARGET OPERATING OUTSIDE THE UNITED STATES: SPECIAL ADDITIONAL RISKS RELATING TO DOING BUSINESS IN A FOREIGN COUNTRY

           We may acquire a company whose business operations, headquarters, place of formation or primary place of business are outside the United States. If we do so, we may face significant additional risks associated with doing business in a foreign country. Language barriers, different presentations of financial information, different business practices, cultural differences may make it difficult to evaluate such a candidate. Moreover, business risks may result from internal political situations, unfamiliar legal systems and/or unclear applications of law. Prejudice against foreigners and corrupt practices may heighten investment risks. Political and economic instability or shifts in policies may exacerbate investment risks in foreign businesses.

REGULATORY AND STATUTORY OBSTACLES MAY HINDER OUR ATTRACTIVENESS TO ACQUISITION CANDIDATES

           We seek out companies desiring to become public companies which wish to provide liquidity to their shareholders. Frequently, these companies wish to enhance their future ability to access the capital markets, without the risk and expense of an initial public offering. Acquisitions, however, do not immediately provide significant capital. An acquisition may create a surviving public company which owns the assets and business of the acquisition target, usually in a subsidiary. The acquisition target's shareholders end up with stock in the public company. We believe our company will be attractive to potential acquisition targets if our Common Stock is being quoted by dealers. Regulatory and rule-making authorities have, however, taken steps to make it difficult to enable shell corporations, i.e., those without substantial current business to have dealer quotations for their securities. Regulatory authorities could take action to block quotation by a dealer of our Common Stock.

THE UNCERTAIN STRUCTURE OF ACQUISITIONS MAY RESULT IN RISKS RELATING TO THE MARKET FOR OUR COMMON STOCK

           We may form one or more subsidiaries to help acquire a company. Under certain circumstances, we may distribute the securities of subsidiaries to our stockholders. There can be no assurance, however, that a market will develop for the securities of any subsidiary distributed to stockholders. Moreover, there can be no assurance as to what prices such securities might trade, if a market does develop.

TAXATION CONSIDERATIONS MAY IMPACT THE STRUCTURE OF AN ACQUISITION AND POST-ACQUISITION LIABILITIES

           Federal and state tax consequences will, in all likelihood, be major considerations in any acquisition we consider. The structure of an acquisition or the distribution of securities to stockholders may determine whether and how we, the target or our shareholders will be taxed. We will endeavor to structure any transactions in which we engage to result in tax-free treatment, under applicable federal and state tax provisions, or, to at least minimize federal and state tax consequences. We cannot, however, assure that an acquisition will meet statutory requirements for a tax-free reorganization, or that the parties will obtain a tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

WE CURRENTLY DEPEND UPON A SINGLE DIRECTOR AND TWO OFFICERS

           Our ability to successfully complete an acquisition depends on the efforts of our two Officers and our sole Director, who also serves as an Officer. We have not obtained "key man" life insurance on our Officers or our Director. If we were to lose the services of either Officer, this could have a material, adverse effect on our ability to achieve our business objectives.

           One of our Officers, and our sole director, Konrad Kim, is also President of K- Rad. Therefore, he has conflicts of interest in allocating management time between us and K-Rad. We will rely on Mr. Kim's and our other Officer's expertise. We do not anticipate hiring additional personnel to assist in consummating acquisitions. However, if additional personnel are required, there can be no assurance we will be able to retain necessary, additional personnel.

OUR TWO OFFICERS AND DIRECTOR HAVE LIMITED EXPERIENCE

           Neither of our Officers has experience in buying and selling businesses. While Western Media may be described as a "blind pool" or "blank check" company, neither has extensive experience as a Director or Officer of such a company.

ONE STOCKHOLDER CURRENTLY OWNS A MAJORITY OF OUR COMMON STOCK

           DDR, Ltd. owns, in the aggregate, 78.3% of our outstanding Common Stock. DDR, Ltd., therefore, has control over the outcome of all matters submitted to the stockholders for approval. This includes not only election of Directors, but also the decision whether to attempt to effect a merger or acquisition.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS

           We do not expect to pay dividends, prior to completing an acquisition. Payment of dividends, if any, will depend on our revenues and earnings. It will also depend on capital requirements and our general, post-acquisition financial condition. Payment of dividends, if any, will be within the Board of Directors' discretion. We presently intend to retain all earnings, if any, for use in our business operations. Accordingly, our Board does not anticipate declaring dividends in the foreseeable future.


LISTING ON OTC BULLETIN BOARD; LIMITED TRADING MARKET

           Our Common Stock is quoted on the over-the-counter Bulletin Board. It has only a limited trading market. There can be no assurance that a more active trading market will develop or, if it does develop, that it will be maintained. No prediction can be made as to the effect, if any, that the sale of shares of Common Stock or the availability of such securities for sale will have on the market price of our Common Stock.

           The trading price of our Common Stock is presently less than $5.00 per share. Therefore, trading in our Common Stock is subject to the requirements of Rule 15g-9 promulgated under the Exchange Act. Under this rule, broker-dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. These requirement include the broker making an individualized written suitability determination for the purchase. The broker must also receive the purchaser's written consent prior to the transaction. Our Common Stock is also subject to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which requires additional disclosure in connection with any trades involving a stock defined as a "penny stock." Penny stocks are, generally, any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share, subject to certain exceptions. Trading requires the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the associated risks. Such requirements could severely limit the market liquidity of our Common Stock and the ability of purchasers in this offering to sell their securities in the market.

THERE EXIST RISKS TO STOCKHOLDERS RELATING TO DILUTION: AUTHORIZATION OF ADDITIONAL SECURITIES AND REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING AN ACQUISITION

           Our certificate of incorporation authorizes the issuance of 95,000,000 shares of Common Stock. There are currently 83,500,690 authorized but unissued shares of Common Stock available for issuance. We expect to issue a substantial number of additional shares in connection with or following acquisition transactions. The proposed transaction with WhyldWeb, for example, calls for the issuance of 7,000,000 shares of our Common Stock. The proposed transaction with Med-Link calls for the issuance of 2,000,000 shares of our Common Stock. If additional shares of Common Stock are issued, our stockholders would experience dilution of their respective ownership interests.

           If we issue a substantial number of shares of Common Stock in connection with, or following, an acquisition, a change in control may occur. This could affect, among other things, our ability to utilize net operating loss carry forwards, if we have any. The issuance of a substantial number of shares of our Common Stock may adversely affect the prevailing market price, if any, for our Common Stock. It could also impair our ability to raise additional capital through the sale of our equity securities. We intend to use consultants and third parties to provide services. Some consultants or third parties will be paid in cash, stock, options or other of our securities. This could result in a substantial, additional dilution to investors.

WE ARE AUTHORIZED TO ISSUE FIVE MILLION SHARES OF AN "UNDESIGNATED" CLASS OF
STOCK

           Our certificate of incorporation authorizes us to issue of 5,000,000 shares of an undesignated class of stock. With respect to these shares, our Board of Directors may make designations and define various powers, preferences, rights, qualifications, limitations and restrictions, consistent with Minnesota law. The Board of Directors is empowered, without stockholder approval, to issue this stock with rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the undesignated stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. We do not presently intend to issue any shares of undesignated stock. Nevertheless, there can be no assurance we will not do so in the future. As of this date, no shares of the undesignated stock, are outstanding and no designation has been made as to any characteristics these shares may have in the future.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

           Some statements in this prospectus are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to the safe harbor provisions of the Reform Act. Forward-looking statements may be identified by the use of terminology such as may, will, expect, anticipate, intend, believe, estimate, should, or continue or the negatives of these terms or other variations on these words or comparable terminology. To the extent this prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of our company, our actual financial condition, operating results and business performance may differ materially from that projected or estimated by us in the forward-looking statements. We have attempted to identify, in context, some of the factors that we believe may cause actual future experience and results to differ from current expectations. Some of these include adverse economic conditions, intense competition, including entry of new competitors, the ability to obtain sufficient financing to support our operations, and variations in costs, beyond our control. In addition, differences may be caused by changes in capital expenditure budgets, inadequate capital, unexpected costs, lower sales and net income, or higher net losses than forecasted. Changes in financial condition, our potential inability to carry out our marketing and sales plans, the possible loss of key executives, and other risks discussed in or alluded to in this prospectus, may also cause actual results to vary from projections.

                                 USE OF PROCEEDS

           We will not receive any proceeds of the sale of Common Stock being registered. We will receive proceeds from the exercise of stock options issued to consultants if those options vest and are exercised. The proceeds will be used for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

           We will not sell the shares being registered herein. They will be sold by the Selling Securityholders. Therefore, these securities will be sold at the market price, as of the date of sale, or such other price as may be negotiated in a private sale. Our Common Stock is traded on the over-the-counter Bulletin Board under the symbol "WMGC." On November 7, 2001 the reported closing price for our Common Stock on the over-the-counter Bulletin Board was $.15.

                                    DILUTION

           Purchasers of Common Stock offered hereby will suffer an immediate and substantial dilution in net tangible book value per share. Dilution is the amount by which the offering price paid by the purchasers of the shares of Common Stock will exceed the net tangible book value per share of Common Stock after the offering. The net tangible book value per share of Common Stock is determined by subtracting total liabilities from the total book value of the tangible assets and dividing the difference by the number of shares of Common Stock deemed to be outstanding on the date the book value is determined. As of September 30, 2001, we had 11,499,310 shares of Common Stock issued and outstanding with a net tangible book value of $41,231.00, or .0036 per share. The following table sets forth the dilution (excess of assumed purchase price per share over net tangible book value per share) to be incurred by investors acquiring Common Stock. This dilution effect will not be reflected in our financial statements.

           Assumed Purchase Price (1)                                  $ .15

           Net tangible book value per share at                        $ .0036
           September 30, 2000

           Increase to net tangible book value (2)                     $0.00
           per share attributable to the cash payments made by purchasers of the shares being offered

           Dilution to Purchasers of Common Stock                      $ .1464

           Dilution to Purchasers as Percentage                        97.6%
           of Purchase Price

(1) Assumes a purchase price of $.15. The closing price of our common stock on the over-the- counter Bulletin Board on November 7, 2001 was $.15.

(2) No increase to the net tangible book value of our shares will result from this offering because we will not receive any proceeds from sales of the securities registered under this statement.

                             SELLING SECURITYHOLDERS

           The following table sets forth (1) the name and principal position with Western Media of each selling securityholder, (2) the number of shares of Common Stock each selling securityholder owned as of November 7, 2001, (3) the number of shares of Common Stock acquired by each selling securityholder pursuant to consulting agreements and being registered under this registration statement, some or all of which shares may be sold pursuant to this prospectus, and (4) the number of shares of Common Stock and the percentage of the total shares of Common Stock outstanding to be owned by each selling securityholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such selling securityholder pursuant to the consulting agreements and registered under this registration statement.

           The persons listed as selling shareholders may not have a present intention of selling shares or, may offer less than the number of shares indicated.

                           Shares Owned as of   Shares Covered by     Shares Owned After This Offering
   Name and Position       November 7, 2001     This Prospectus (2)       Number         Percentage (1)
-----------------------    ------------------   -----------------       ----------       ----------
Munish K. Rametra, Esq.       1,080,000 (3)        2,640,000            1,080,000            9.4%
Consultant

Ray Vuono                     1,035,000 (4)        2,580,000            1,035,000            9.0%
Consultant

James Rose                      900,000 (5)        2,200,000              900,000            7.8%
Consultant

(1) Based upon 11,499,310 shares outstanding on November 7, 2001.

(2) Includes shares to be issued pursuant to options under consulting agreements which have not yet vested and will not vest in the next sixty days.

(3) Pursuant to an October 1, 2001 Consulting Agreement, Mr. Rametra is to receive 1,440,000 shares of Common Stock. Seventy-five percent of those shares are issuable upon the filing of this registration statement, and twenty five percent are issuable on the eight month anniversary of the Consulting Agreement, unless it is terminated prior to that date.

(4) Pursuant to an October 18, 2001 Consulting Agreement, Mr. Vuono is to receive 1,380,000 shares of Common Stock. Seventy-five percent of those shares are issuable upon the filing of this registration statement, and twenty five percent are issuable on the eight month anniversary of the Consulting Agreement, unless it is terminated prior to that date.

(5) Pursuant to an October 1, 2001 Consulting Agreement, Mr. Rose is to receive 1,200,000 shares of Common Stock. Seventy-five percent of those shares are issuable upon the filing of this registration statement, and twenty five percent are issuable on the eight month anniversary of the Consulting Agreement, unless it is terminated prior to that date.

                              PLAN OF DISTRIBUTION

           The Common Stock may be sold from time to time by the selling securityholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the over-the-counter Bulletin Board or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate.

           Brokers or dealers will receive commissions or discounts from selling securityholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers, and any other participating brokers or dealers, may be deemed to be 'underwriters' within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144, rather than pursuant to this prospectus. Western Media will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement. The selling securityholders have been advised they are subject to applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Rules 10b-5, 10b-6 and 10b-7, thereunder.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

           The Common Stock is one of two classes of capital stock that we are authorized to issue. We are currently authorized to issue a maximum of 95,000,000 shares of Common Stock. $.001 par value per share, and a maximum of 5,000,000 shares of stock currently "undesignated" as to its characteristics, rights and preferences. None of the "undesignated" stock has been issued or assigned any characteristics, rights or preferences to date. The shares of Common Stock are equal, in all respects, and there are 11,499,310 shares outstanding, as of November 7, 2001.

           Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulate votes for the election of directors. This means that the holders of 50% of the shares voting for the election of Directors can elect 100% of the directors, if they choose to do so. The holders of the remaining shares voting for the election of directors will not be able to elect any person to our Board of Directors. The holders of our Common Stock have no preemptive rights.

           Shares of Common Stock are not redeemable and do not have conversion rights. The shares of Common Stock to be issued and sold pursuant to this prospectus, will be, when issued, fully paid and non-assessable. In the event of dissolution, liquidation or winding up of Western Media, the assets then legally available for distribution to the holders of our Common Stock will be issued ratably among them. Issuance will be in proportion to the holders' shareholdings, unless, at that time, another class of stock has been issued with superior rights.

           Holders of our Common Stock are entitled to dividends, when and if declared by our Board of Directors, out of legally available funds. We have no present intention to pay any dividends in the forseeable future. See "Risk Factors."

                                  LEGAL MATTERS

           The validity of the Common Stock being offered hereby will be passed on by Guzov, Steckman & Ofsink, LLC, New York, New York.

                                     EXPERTS

           Callahan, Johnston & Associates, LLC, independent auditors, has audited our consolidated financial statements as of December 31, 2000 and 1999 and for the years then ended, included in our Annual Reports on Form 10-KSB for the year ended June 30, 2000, as set forth in their report, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Callahan, Johnston & Associates, LLC's report, given on their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           In accordance with the General Instructions to Form S-8, as amended, registrant has provided the following information required in this registration statement, pursuant to which shares of registrant's Common Stock shall be registered, including the necessary opinion and consents, which are attached hereto as Exhibits 5, 23.1. and 23.2. Registrant will deliver a prospectus meeting the requirements of Part I of Form S-8 and Rule 428 to all persons who have consulting agreements with it which grant stock or options to the consultant, in accordance with the requirements of Rule 428(b).

Item 3.  Incorporation of Documents By Reference
-------  ---------------------------------------

           The following documents are incorporated by reference in this registration statement, as of their respective dates:

           (a) Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2000;

           (b) Registrant's quarterly report on Form 10-QSB for the period ended March 31, 2001;

           (c) Registrant's quarterly report on Form 10-QSB for the period ended June 30, 2001.

           (d) Registrant's quarterly report on Form 10-QSB for the period ended September 30, 2001.

           (e) All documents that registrant files pursuant to Section 15(d) of the Exchange Act, after the effective date of this registration statement, and prior to the filing of a post- effective amendment that indicates all securities offered hereby have been sold, or that deregisters all securities then remaining unsold.

           Any statement herein, or in a document incorporated or deemed incorporated by reference, shall be deemed modified or superseded, for purposes of this registration statement, to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities
-------  --------------------------

           The Common Stock is one of two classes of capital stock we are authorized to issue. We are currently authorized to issue a maximum of 95,000,000 shares of Common Stock, $.001 par value per share, and a maximum of 5,000,000 shares of stock currently "undesignated" as to its characteristics, rights and preferences. None of the "undesignated" stock has been issued. None has been assigned any characteristics, rights or preferences to date.

           The shares of Common Stock are equal in all respects and there are 11,499,310 shares outstanding as of November 7, 2001.

           Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulate votes for the election of directors. This means the holders of 50% of the shares voting for the election of Directors can elect 100% of the directors, if they choose to do so. The holders of the remaining shares voting for the election of directors will not be able to elect any person to our Board of Directors. The holders of our Common Stock have no preemptive rights.

           Shares of Common Stock are not redeemable and do not have conversion rights. The shares of Common Stock to be issued and sold pursuant to this prospectus, will be, when issued, fully paid and non-assessable. If Western Media is dissolved, liquidated or wound up, our assets then available for distribution to the holders of our Common Stock will be issued ratably among them. Issuance will be in proportion to the holders' shareholdings, unless, at that time, another class of stock has been issued with superior rights.

           Holders of our Common Stock are entitled to dividends when and if declared by our Board of Directors, out of legally available funds. We have no present intention to pay any dividends in the forseeable future. See "Risk Factors."

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

           Not applicable.

Item 6.  Indemnification of Directors and Officers.
-------  -----------------------------------------

           Registrant is subject to Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation may indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation; or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

           As permitted by Section 302A.251 of the Minnesota Statutes, Article X of registrant's articles of incorporation provides that we may indemnify any person to the fullest extent permitted by law.

           Article VIII of registrant's by-laws confers upon registrant the discretion to indemnify any person, who is or was a director, officer, employee or agent of the registrant, or any person who serves or who has served in any capacity with any other enterprise at the request of the registrant. If the Board so orders, registrant may indemnify such persons, in the manner and to the extent determined by the Board, against expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may become involved by reason of being or having been a director or officer of registrant, or by reason of serving or having served another enterprise at the request of registrant, whether or not in the capacities of directors or officers of registrant at the time the expenses or liabilities are incurred. Registrant may only indemnify persons who acted in good faith and in a manner they believe to be in, or not opposed to, the best interests of registrant, except that, with respect to criminal actions or proceedings, registrant may only indemnify persons who had no reasonable cause to believe their conduct was unlawful.

           Registrant's by-laws provide that it may not indemnify persons who have been adjudged to be liable for negligence or misconduct in the performance of their duties to registrant unless a court determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed
-------  -----------------------------------

           This item is not applicable to shares of Common Stock issuable under options granted under consulting agreements not exercised as of the date hereof. Restricted securities acquired under consulting agreements are being reoffered or resold pursuant to this registration statement by certain selling stockholders. These restricted securities were acquired by those selling shareholders pursuant to exemptions from registration under Section 4(2) of the Securities Act. The consultants receiving the Common Stock are intimately familiar with registrant and its operations and have had access to all registrant's Securities Act filings, books and records.

Item 8.   Exhibits
-------   --------

4.1 Consulting Agreement dated as of October 1, 2001 between the registrant and Munish K. Rametra.

4.2 Consulting Agreement dated as of October 18, 2001 between the registrant and Ray Vuono.

4.3 Consulting Agreement dated as of October 1, 2001 between the registrant and James Rose.

4.4      Form of Stock Option under Consulting Agreements.

5.1 Opinion of Guzov, Steckman & Ofsink, LLC regarding the legality of the Common Stock.

23.1     Consent of Callahan, Johnston & Associates, LLC.

23.2     Consent of Counsel.

Item 9.   Undertakings
-------   ------------

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution;

           (2) that, for determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein. The offering of such securities, at that time, shall be deemed the initial offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification, by it, is against public policy, as expressed in the Act. The registrant will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Countyof Nassau in the State of New York on the 9th day of November, 2001.

                                            WESTERN MEDIA GROUP CORPORATION


                                            By: /s/ Konrad S. Kim
                                            ------------------------------------
                                            Konrad S. Kim, President and
                                            Sole Director


           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date: November 13, 2001                      /s/ Konrad S. Kim
                                            ------------------------------------
                                            Konrad S. Kim, President and
                                            Sole Director